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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 31, 1997

                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)

          MARYLAND                        1-12566            95-4449388
(State or other jurisdiction of      (Commission File    (I.R.S. Employer
incorporation or organization)           Number)          Identification No.)



               439 N. BEDFORD DRIVE
            BEVERLY HILLS, CALIFORNIA                      90210
     (Address of Principal Executive Offices)            (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930




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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 31, 1997 G&L Realty Partnership, L. P., a Delaware limited partnership (the "Operating Partnership"), as Seller, agreed to sell and GLN Capital Co., LLC, a Delaware limited liability company ("GLN"), as Buyer, agreed to purchase certain Massachusetts Industrial Finance Authority Health Care Revenue Bonds (Hampden Nursing Homes, Inc. Project) Series 1989A and Series 1989B (collectively, the "Bonds") owned by the Operating Partnership. The Bonds, having an aggregate principal amount of $27,665,000, including accrued and unpaid interest, were sold by the Operating Partnership to GLN for $7,665,000 in cash and an assumption of $14,000,000 in indebtedness owed to GMAC Commercial Mortgage Corporation. The Operating Partnership acquired the Bonds in October 1995 for a total cost of $19,897,738.

     G&L Realty Corp. (the "Company") is the sole general partner of, and owns an 89.8% interest in, the Operating Partnership. All of the Company's assets are held by, and operations are conducted through, the Operating Partnership or other entities created for financing purposes. On November 25, 1996, GLN Capital Co., LLC was organized as a limited liability company by the Operating Partnership and Property Acquisition Trust I, a Delaware business trust and affiliate of Nomura Asset Capital Corporation, a Delaware corporation. The Operating Partnership, designated as the managing member, and Property Acquisition Trust I own a 49.9% and 50.1% interest in GLN, respectively. The purpose of GLN Capital Co., LLC is to fund loans to the senior care industry, allowing the Company to expand its senior care loan program.

     The Operating Partnership originally acquired the Bonds with an aggregate face value of $25,970,000 on October 4, 1995. The Bonds, which were issued by the Massachusetts Industrial Finance Agency, are backed by mortgages on three nursing homes owned by Hampden Nursing Homes, Inc., a Massachusetts nonprofit corporation. Principal and interest payments due on these unrated bonds are paid by the bond trustee out of the debt service payments received from the underlying mortgages. The State of Massachusetts has not guaranteed the Bonds, and the underlying mortgages are not insured in the event of default. Interest on the Bonds is payable semiannually on April 1 and October 1 each year at the rate of 9.75% and 9.5% for the Series A and B Bonds, respectively.

     As of December 31, 1996, the Company's cumulative investment, through the Operating Partnership, was $20,190,602 for the Series A Bonds, including $503,446 of accrued interest, and $643,119 for the Series B Bonds, including $543,119 of accrued interest. The Series A Bonds are not callable, and the Series B Bonds are subordinated to the payment of interest and principal on the Series A Bonds with no right of foreclosure.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(B)  PRO FORMA FINANCIAL INFORMATION

     It is impracticable to file at this time the pro forma financial information required by Item 7 of Form 8-K. Such pro forma financial information will be filed when available, but in any event no later than sixty days from the date hereof.

(C)  EXHIBITS

     *10.40 First Amendment To Limited Liability Company Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a Delaware business trust, for the purpose of amending that certain Limited Liability Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996.

     *10.41 Bond Purchase Agreement dated as of March 31, 1997 by and between GLN Capital Co., LLC (as Buyer) and G&L Realty Partnership, L.P. (as Seller).

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*  Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        G & L REALTY CORP.



Date: April 11, 1997                    /s/ Quentin Thompson
                                        -------------------------------------
                                        Quentin Thompson
                                        Chief Accounting Officer, Treasurer and
                                        Secretary

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